UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2024

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-55337	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on February 21, 2024, Virginia Electric and Power Company (Virginia Power), a wholly-owned subsidiary of Dominion Energy, Inc., and Dunedin Member LLC (Investor), an affiliated investment vehicle of Stonepeak Partners LLC, entered into an Equity Capital Contribution Agreement (the Contribution Agreement) relating to the development of Virginia Power’s Coastal Virginia Offshore Wind commercial project (CVOW). As contemplated by the Contribution Agreement, effective October 22, 2024, Virginia Power contributed all of its rights, title and interest in the assets relating to CVOW (except for certain specified assets) to OSW Project LLC (OSW) in exchange for 100% of the Class A Units of OSW and Investor contributed approximately $2.6 billion in cash, which amount represents 50% of the CVOW development and construction costs incurred through such date less an initial withholding of $145 million, to OSW in exchange for 100% of the Class B Units of OSW. As discussed in more detail below, Virginia Power controls OSW through its majority representation on OSW’s board of directors, while Investor has customary minority interest rights. Also on October 22, 2024, OSW distributed the cash contributed to it by Investor to Virginia Power as provided for in the Contribution Agreement.

Item 1.01	Entry into a Definitive Material Agreement.

On October 22, 2024, Virginia Power, together with Investor, entered into the Limited Liability Company Agreement of OSW (the LLC Agreement). The LLC Agreement, among other things, provides for additional capital contributions, cash distributions, governance rights, transfer and exit rights and other arrangements for OSW. Under the terms of the LLC Agreement, Virginia Power and Investor are each required to make mandatory contributions to OSW of additional capital necessary to fund the remaining construction costs up to a total of $11.3 billion. In the event that the total construction costs exceed a total of $11.3 billion (which is $1.5 billion more than the current budget for CVOW), Investor will have the option to make additional capital contributions if the total costs, excluding financing costs, are between $11.3 billion and $13.7 billion, with Virginia Power contributing between 67% and 83% of such contributions. If Investor chooses not to make additional capital contributions, Virginia Power will receive an increased ownership percentage of OSW for any contributed capital. If the final construction costs of CVOW are under $9.8 billion, excluding financing costs, Virginia Power will receive $100 million of the initial withholding referred to above, but if the final construction costs of CVOW are over $9.8 billion, the amount of the initial withholding received by Virginia Power will be adjusted downwards and no withheld amounts will be received if the total costs (excluding financing costs) exceed $11.3 billion. The LLC Agreement further provides that at any time prior to CVOW achieving commercial operation, Virginia Power has the right but not the obligation to call Investor’s ownership interest in OSW within one year after an Investor failure to make certain mandatory capital contributions to OSW.

Under the LLC Agreement, OSW will initially have a seven-member board of directors that will retain the day-to-day management of OSW, subject to certain approval rights reserved for Investor or for both owners of OSW. Virginia Power will be entitled to appoint a majority of the directors serving on the board for so long as it maintains at least a 25% ownership interest in OSW and is the project manager under the project management agreement. Investor will have the right to appoint a director for each 16.5% ownership interest that it holds in OSW. In the event that Virginia Power owns less than a 25% ownership interest in OSW or is no longer the project manager under the project management agreement, then Virginia Power will have the right to appoint a director for each 16.5% ownership interest that it owns in OSW. The LLC Agreement also contains certain Investor protections, including, among other things, requiring Investor approval for OSW to take certain fundamental actions. The LLC Agreement also permits quarterly cash distributions to Investor and Virginia Power depending on a number of factors. In addition, the LLC Agreement contains certain transfer restrictions and other transfer rights and obligations applicable to both Investor and Virginia Power.

Also on October 22, 2024, Virginia Power and OSW entered into a project management agreement providing for Virginia Power to have full control of the management, design, procurement, construction, commissioning, completion, operations, maintenance and decommissioning of CVOW on the terms in the project management agreement or as otherwise mutually agreed by Virginia Power and Investor. The form of the project management agreement is included as an exhibit to the LLC Agreement.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the LLC Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Limited Liability Company Agreement of OSW Project LLC, dated as of October 22, 2024.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or other similar attachment to the U.S. Securities and Exchange Commission upon request. In addition, portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to promptly furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/ Steven D. Ridge
Name:	Steven D. Ridge
Title:	Executive Vice President and Chief Financial Officer

Date: October 25, 2024